For the semi-annual period ended 3/31/98
File number 811-3084

                         SUB-ITEM 77 0

                            EXHIBITS

          Transactions Effected Pursuant to Rule 10f-3

I.
     1.   Name of Issuer
          CompX International, Inc.

     2.   Date of Purchase
          3/6/98

     3.   Number of Securities Purchased
               51,100

     4.   Dollar Amount of Purchase
          $1,022,000

     5.   Price Per Unit
               $20.00

     6.   Name(s) of Underwriter(s) or Dealer(s)
          From whom Purchased:

          Salomon Smith Barney
          NationsBanc Montgomery Securities LLC
          Wheat First Union

     7.   Other Members of the Underwriting Syndicate
          Bear Stearns & Co. Inc
          BT Alex, Brown Incorporated
          Goldman Sachs & Co.
          A.G.  Edwards & Sons, Inc.
          Lehman Brothers Inc.
          Merrill Lynch, Pierce, Fenner & Smith Inc.
          Morgan Stanley & Co., Inc.
          Prudential Securities Incorporated
          Robert W. Baird & Co., Inc.
          Burnham Securities, Inc.
          First Southwest Company

     7. Underwriting Syndicate Cont.

          Interstate/Johnson Lane Corp.
          C.L. King & Associates
          Legg Mason Wood Walker, Incorporated
          McDonald & Company Securities, Inc.
          Raymond James & Associates
          Scott & Stringfellow, Inc.
          Tucker Anthony Incorporated